Exhibit 99.1

Inogen Announces Second Quarter 2026 Financial Results

Reported second quarter revenue of $95.1 million

Company raises full-year adjusted EBITDA guidance to approximately $4.0 million

BEVERLY, Mass., August 6, 2026 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the quarter ended June 30, 2026.

“Our second quarter results demonstrate continued demand for our products and validate the progress of our strategy to expand and diversify Inogen’s respiratory care portfolio,” said Kevin Smith, President and Chief Executive Officer. “We are building momentum through new product launches, gaining traction in key markets, and driving greater operating leverage across the business. As we continue to execute against our strategic priorities, we are diligently prioritizing our investments to balance growth, profitability, and innovation to deliver long-term value for shareholders.”

Highlights

•
Achieved second quarter 2026 revenue of $95.1 million, representing 3.0% year-over-year growth, including international revenue of $41.3 million, an increase of 14.8% year-over-year.
•
Reported GAAP net loss for the second quarter of 2026 of $3.9 million, compared to a net loss of $4.2 million in the prior-year period.
•
Delivered second quarter 2026 positive adjusted EBITDA of $2.4 million, an increase of 15.2% year-over-year, and generated $2.9 million of positive operating cash flow in the quarter.
•
Raised adjusted EBITDA guidance for the full year 2026 to approximately $4.0 million, representing a 48.1% increase from adjusted EBITDA of $2.7 million reported in 2025 and updated full-year revenue guidance to $355 million to $361 million reflecting approximately 3% growth at the midpoint of the range.
•
Published the Questionnaire for Oxygen Therapy Evaluation (QuOTE) assessment tool in ERJ Open Research, a nine-question questionnaire designed to simplify and standardize Long-Term Oxygen Therapy (LTOT) patient monitoring by assessing symptoms, therapy adherence, side effects, and equipment-related issues during routine clinical visits.
•
Launched the Rove 6 portable oxygen concentrator in Canada, strengthening Inogen's ongoing international market expansion and bringing its best-in-class oxygen therapy technology to approximately two million Canadians diagnosed with chronic obstructive pulmonary disease.
•
Completed enrollment and achieved Last Patient Last Visit (LPLV) for the Simeox H SCOPE Study in China, with statistical analysis results expected in the second half of 2026, marking an important milestone in expanding Simeox H into additional large global markets.
•
Strengthened Inogen’s leadership team with the addition of Andy Reding as Chief Operating Officer, whose extensive respiratory care expertise and deep industry experience will support the Company’s strategic growth initiatives and expansion of its product portfolio.

Second Quarter 2026 Financial Results

Total revenue in the second quarter of 2026 was $95.1 million, an increase of 3.0% from $92.3 million in the prior-year period, primarily driven by higher demand for portable oxygen concentrators, or POCs, in international markets and the favorable impact of foreign exchange rates. While U.S. sales and rentals remained below the prior-year period, the Company continued to gain traction with U.S. distributors and the expanded product portfolio, reinforcing confidence in its long-term opportunities in the U.S. market.

Total gross margin was 45.5% in the second quarter of 2026 compared to 44.8% in the prior-year period. Adjusted gross margin improved by 65 basis points to 45.6% compared to 44.9% in the prior-year period due to improvements in cost of revenue.

GAAP net loss for the second quarter of 2026 was $3.9 million compared to a net loss of $4.2 million in the prior-year period. Adjusted net loss improved $0.6 million year-over-year to less than $0.1 million in the second quarter of 2026, compared with an adjusted net loss of $0.7 million in the prior-year period.

Adjusted EBITDA was a positive $2.4 million in the second quarter of 2026, compared to a positive $2.1 million in the prior-year period, an improvement of $0.3 million.

Cash, cash equivalents, marketable securities, and restricted cash were $106.8 million as of June 30, 2026, with no debt outstanding. The Company repurchased 1,145,150 shares of its common stock in the first half of 2026 for consideration of $7.5 million under the share repurchase program that was announced in the first quarter of 2026.

Reconciliations of adjusted gross margin, adjusted EBITDA, and adjusted net loss for the three and six months ended June 30, 2026 and 2025 are in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures.”

Third Quarter and Full Year 2026 Financial Outlook

Inogen expects third quarter 2026 revenue to be approximately in line with third quarter 2025 revenue, reflecting the continued U.S. sales channel mix shift as well as the timing impact of select international distributor inventory purchases.

For the full year 2026, Inogen now expects reported revenue in the range of $355 million to $361 million, reflecting approximately 3% growth at the midpoint of the range relative to the Company’s 2025 revenue.

The Company now expects full year 2026 adjusted EBITDA of approximately $4.0 million representing a 48.1% increase from $2.7 million reported in 2025.

The Company has not provided a reconciliation of forward-looking Adjusted EBITDA to the most directly comparable GAAP measure because certain items that impact net income are uncertain or outside the Company's control and cannot be reasonably predicted without unreasonable effort.

Quarterly Conference Call Information

On August 6, 2026, the Company will host a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time.

Individuals interested in listening to the conference call may do so by dialing:

U.S. domestic callers (877) 841-3961
Non-U.S. callers (201) 689-8589

Please reference Inogen to join the call. A live audio webcast and archived recording of the conference call will be available to all interested parties through the News / Events page on the Inogen Investor Relations website. This webcast will also be archived on the website for six months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through August 13, 2026. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13761255.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, anticipated operational results, and guidance, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to Inogen’s 2026 third quarter and full year financial guidance; market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2025, its Quarterly Report on Form 10-Q for the period ended March 31, 2026, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and six months ended June 30, 2026, and June 30, 2025. Management believes that these non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses these non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release.

Contact
ir@inogen.net

Consolidated Statements of Comprehensive Loss

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue
Sales revenue	$83,525	$79,172	$155,929	$147,642
Rental revenue	11,559	13,105	24,264	26,915
Total revenue	95,084	92,277	180,193	174,557
Cost of revenue
Cost of sales revenue	44,949	43,469	85,126	81,552
Cost of rental revenue, including depreciation of $2,475 and $3,017 for the three months ended and $5,103 and $6,051 for the six months ended, respectively	6,863	7,467	13,932	15,292
Total cost of revenue	51,812	50,936	99,058	96,844
Gross profit	43,272	41,341	81,135	77,713
Operating expense
Research and development	5,871	5,209	10,968	9,243
Sales and marketing	24,824	25,390	49,427	49,147
General and administrative	17,673	16,871	35,172	33,108
Total operating expense	48,368	47,470	95,567	91,498
Loss from operations	(5,096)	(6,129)	(14,432)	(13,785)
Other income
Interest income, net	861	1,123	1,741	2,152
Other income, net	231	701	189	1,057
Total other income, net	1,092	1,824	1,930	3,209
Loss before benefit for income taxes	(4,004)	(4,305)	(12,502)	(10,576)
Benefit for income taxes	(154)	(153)	(328)	(250)
Net loss	(3,850)	(4,152)	(12,174)	(10,326)
Other comprehensive (loss) income, net of tax
Change in foreign currency translation adjustment	(350)	3,926	(1,195)	5,781
Change in net unrealized (losses) gains on foreign currency hedging	(142)	36	(179)	(696)
Less: reclassification adjustment for net gains (losses) included in net loss	164	(606)	201	(739)
Total net change in unrealized gains (losses) on foreign currency hedging	22	(570)	22	(1,435)
Change in net unrealized (losses) gains on marketable securities	(11)	42	6	42
Total other comprehensive (loss) income, net of tax	(339)	3,398	(1,167)	4,388
Comprehensive loss	$(4,189)	$(754)	$(13,341)	$(5,938)

Basic net loss per share attributable to common stockholders (1)	$(0.14)	$(0.15)	$(0.45)	$(0.40)
Diluted net loss per share attributable to common stockholders (1) (2)	$(0.14)	$(0.15)	$(0.45)	$(0.40)
Weighted average number of shares used in calculating net loss per share attributable to common stockholders:
Basic shares of common stock	27,045,095	26,962,465	27,183,000	26,068,421
Diluted shares of common stock	27,045,095	26,962,465	27,183,000	26,068,421

(1) Reconciliations of net loss attributable to common stockholders basic and diluted can be found in Inogen’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 to be filed with the Securities and Exchange Commission.

(2) Due to a net loss for the three and six months ended June 30, 2026 and June 30, 2025, diluted loss per share is the same as basic.

Consolidated Balance Sheets

(unaudited)

(amounts in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$87,276	$103,729
Marketable securities	18,263	15,848
Restricted cash	1,303	1,289
Accounts receivable, net	46,157	38,863
Inventories	28,633	25,969
Prepaid expenses and other current assets	12,504	12,601
Total current assets	194,136	198,299
Property and equipment, net	31,781	36,362
Goodwill	10,395	10,698
Intangible assets, net	27,447	30,763
Operating lease right-of-use asset	14,914	16,501
Other assets	6,899	6,002
Total assets	$285,572	$298,625
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$39,678	$33,941
Accrued payroll	12,796	10,629
Warranty reserve - current	10,414	10,116
Operating lease liability - current	3,253	3,163
Deferred revenue - current	4,723	5,503
Income tax payable	—	183
Total current liabilities	70,864	63,535
Long-term liabilities
Warranty reserve - noncurrent	17,961	18,194
Operating lease liability - noncurrent	12,541	14,313
Deferred revenue - noncurrent	2,857	3,603
Deferred tax liability	6,485	6,749
Total liabilities	110,708	106,394
Stockholders' equity
Common stock	27	27
Additional paid-in capital	359,519	363,545
Accumulated deficit	(187,758)	(175,584)
Accumulated other comprehensive income	3,076	4,243
Total stockholders' equity	174,864	192,231
Total liabilities and stockholders' equity	$285,572	$298,625

Condensed Consolidated Cash Flow

(unaudited)

(amounts in thousands)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(12,174)	$(10,326)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,601	10,405
Loss on rental units and other assets	1,261	1,655
Provision for sales revenue returns and doubtful accounts	3,845	3,248
Provision for inventory losses	681	447
Stock-based compensation expense	3,721	4,440
Deferred income taxes	(73)	80
Other	104	267
Changes in operating assets and liabilities (1)	(10,705)	(22,656)
Net cash used in operating activities	(3,739)	(12,440)
Cash flows from investing activities
Purchases of available-for-sale securities	(13,079)	(18,703)
Maturities of available-for-sale securities	10,670	—
Investment in property and equipment	(921)	(976)
Production and purchase of rental equipment	(1,779)	(4,932)
Net cash used in investing activities	(5,109)	(24,611)
Cash flows from financing activities
Proceeds from employee stock purchases	373	489
Payment of employment taxes related to vesting of restricted stock units	(622)	(570)
Repurchases of common stock	(7,498)	—
Payments of accrued earnout	—	(3,178)
Proceeds from issuance of common stock from securities purchase agreement	—	27,210
Net cash (used in) provided by financing activities	(7,747)	23,951
Effect of exchange rates on cash	156	642
Net decrease in cash, cash equivalents, and restricted cash	$(16,439)	$(12,458)

(1) Includes $9,822 of the operating activity portion of the earnout liability payment related to the Physio-Assist acquisition for the six months ended June 30, 2025.

Supplemental Financial Information

(unaudited)

(in thousands, except units and patients)

					Constant
	Three months ended				Currency
	June 30,		Change 2026 vs. 2025		Change (1)
Revenue by geographic region	2026	2025	$	%	%
U.S. sales	$42,272	$43,249	$(977)	-2.3%	-2.3%
International sales	41,253	35,923	5,330	14.8%	8.3%
U.S. rentals	11,559	13,105	(1,546)	-11.8%	-11.8%
Total revenue	$95,084	$92,277	$2,807	3.0%	0.6%
Additional financial measures
Portable units sold	53,300	47,600
Net rental patients as of period-end	45,500	50,400

					Constant
	Six months ended				Currency
	June 30,		Change 2026 vs. 2025		Change (1)
Revenue by geographic region	2026	2025	$	%	%
U.S. sales	$77,008	$79,734	$(2,726)	-3.4%	-3.4%
International sales	78,921	67,908	11,013	16.2%	7.2%
U.S. rentals	24,264	26,915	(2,651)	-9.8%	-9.8%
Total revenue	$180,193	$174,557	$5,636	3.2%	-0.2%
Additional financial measures
Portable units sold	99,600	89,400
Net rental patients as of period-end	45,500	50,400

(1) Represents a non-GAAP financial measure.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
Non-GAAP EBITDA and Adjusted EBITDA	2026	2025	2026	2025
Net loss (GAAP)	$(3,850)	$(4,152)	$(12,174)	$(10,326)
Non-GAAP adjustments:
Interest income, net	(861)	(1,123)	(1,741)	(2,152)
Benefit for income taxes	(154)	(153)	(328)	(250)
Depreciation and amortization	4,697	5,216	9,601	10,405
EBITDA (non-GAAP)	(168)	(212)	(4,642)	(2,323)
Stock-based compensation expense	1,771	2,293	3,721	4,440
Restructuring-related charges	214	—	1,130	—
Stockholder engagement and proxy defense costs (1)	580	—	789	—
Adjusted EBITDA (non-GAAP)	$2,397	$2,081	$998	$2,117

	Three months ended June 30, 2026
Non-GAAP Financial Metrics	Gross Profit	Operating Expense	Loss from Operations	Net Loss	Diluted EPS
Financial Results (GAAP)	$43,272	$48,368	$(5,096)	$(3,850)	$(0.14)
Reported percent net sales	45.5%	50.9%	(5.4%)	(4.0%)
Non-GAAP adjustments:
Amortization of intangibles	—	1,252	1,252	1,252	0.05
Stock-based compensation	73	1,698	1,771	1,771	0.07
Restructuring-related charges	—	214	214	214	0.01
Stockholder engagement and proxy defense costs (1)	—	580	580	580	0.02
Income tax impact of adjustments (2)	—	—	—	—	—
Adjusted	$43,345	$44,624	$(1,279)	$(33)	$—
Adjusted percent net sales	45.6%	46.9%	(1.3%)	(0.0%)

	Three months ended June 30, 2025
Non-GAAP Financial Metrics	Gross Profit	Operating Expense	Loss from Operations	Net Loss	Diluted EPS
Financial Results (GAAP)	$41,341	$47,470	$(6,129)	$(4,152)	$(0.15)
Reported percent net sales	44.8%	51.4%	(6.6%)	(4.5%)
Non-GAAP adjustments:
Amortization of intangibles	—	1,209	1,209	1,209	0.04
Stock-based compensation	129	2,164	2,293	2,293	0.09
Income tax impact of adjustments (2)	—	—	—	—	—
Adjusted	$41,470	$44,097	$(2,627)	$(650)	$(0.02)
Adjusted percent net sales	44.9%	47.8%	(2.8%)	(0.7%)

	Six months ended June 30, 2026
Non-GAAP Financial Metrics	Gross Profit	Operating Expense	Loss from Operations	Net Loss	Diluted EPS
Financial Results (GAAP)	$81,135	$95,567	$(14,432)	$(12,174)	$(0.45)
Reported percent net sales	45.0%	53.0%	(8.0%)	(6.8%)
Non-GAAP adjustments:
Amortization of intangibles	—	2,548	2,548	2,548	0.09
Stock-based compensation	255	3,466	3,721	3,721	0.14
Restructuring-related charges	—	1,130	1,130	1,130	0.04
Stockholder engagement and proxy defense costs (1)	—	789	789	789	0.03
Income tax impact of adjustments (2)	—	—	—	—	—
Adjusted	$81,390	$87,634	$(6,244)	$(3,986)	$(0.15)
Adjusted percent net sales	45.2%	48.6%	(3.5%)	(2.2%)

	Six months ended June 30, 2025
Non-GAAP Financial Metrics	Gross Profit	Operating Expense	Loss from Operations	Net Loss	Diluted EPS
Financial Results (GAAP)	$77,713	$91,498	$(13,785)	$(10,326)	$(0.40)
Reported percent net sales	44.5%	52.4%	(7.9%)	(5.9%)
Non-GAAP adjustments:
Amortization of intangibles	—	2,348	2,348	2,348	0.09
Stock-based compensation	296	4,144	4,440	4,440	0.17
Income tax impact of adjustments (2)	—	—	—	—	—
Adjusted	$78,009	$85,006	$(6,997)	$(3,538)	$(0.14)
Adjusted percent net sales	44.7%	48.7%	(4.0%)	(2.0%)

	Three months ended June 30,		Six months ended June 30,
Non-GAAP Free Cash Flow	2026	2025	2026	2025
Operating Cash Flow	$2,946	$4,350	$(3,739)	$(12,440)
Capital Expenditures	(1,919)	(3,870)	(2,700)	(5,908)
Free Cash Flow	$1,027	$480	$(6,439)	$(18,348)

(1) Stockholder engagement and proxy defense costs include third-party advisory, legal, and other professional fees.

(2) Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 0% for 2026 and 2025.